Exhibit (j) under Form N-1A
                                          Exhibit (23) under Item
601/Reg.S-K


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 33-69268 on Form N-1A of Federated Insurance Series of our reports dated February 4, 2002 (comprised of the following funds: Federated Prime Money Fund II and Federated Fund for U.S. Government Securities II) and our reports dated February 8, 2002 (comprised of the following funds: Federated High Income Bond Fund II, Federated Growth Strategies Fund II, Federated Equity Income Fund II, Federated Large Cap Growth Fund II, Federated Utility Fund II, Federated International Equity Fund II, Federated American Leaders Fund II, Federated Quality Bond Fund II, Federated Small Cap Strategies Fund II, Federated Total Return Bond Fund II, Federated International Small Company Fund II) for the year ended December 31, 2001, and to the reference to us under the heading "Financial Highlights" in each Prospectus, which are a part of such Registration Statement.




Boston, Massachusetts
April 26, 2002